UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2024, 3D Systems Corporation (the “Company”) notified Menno Ellis, Executive Vice President, Healthcare Solutions, that his role and position with the Company will be eliminated, effective March 15, 2024, as part of certain organizational changes in connection with the Company’s ongoing multi-faceted restructuring initiative. In connection with Mr. Ellis’s separation from the Company, Mr. Ellis will receive severance payments consistent with his employment agreement with the Company.

On January 5, 2024, Andrew M. Johnson notified the Company of his decision to resign as Executive Vice President, Chief Corporate Development Officer, Chief Legal Officer and Secretary, effective April 30, 2024 (the “Separation Date”), to pursue other career opportunities. In connection with his departure, the Company entered into a Separation Agreement with Mr. Johnson on January 11, 2024 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Johnson will receive (i) a severance amount equal to his current annual base salary, paid in 12 monthly installments following the Separation Date, (ii) Company-paid monthly premium payments for COBRA health and dental insurance coverage such that Mr. Johnson’s contributions to such plans remain the same as if he were employed by the Company until the earlier of (1) 12 months following the Separation Date and (2) the date Mr. Johnson is no longer eligible for COBRA coverage and (iii) a one-time $300,000 cash retention bonus paid following the Separation Date.

The preceding description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Company will immediately commence a search and evaluation process to select a replacement for the role of general counsel.

Item 7.01.	Regulation FD Disclosure.

On January 10, 2024, the Company issued a press release announcing the departures of Messrs. Ellis and Johnson. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated January 11, 2024, by and between 3D Systems Corporation and Andrew M. Johnson.

99.1	Press release issued on January 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: January 11, 2024	By:	/s/ Dr. Jeffrey A. Graves
Dr. Jeffrey A. Graves
President and Chief Executive Officer